UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)     October 18, 2006

                             AURORA GOLD CORPORATION
             (Exact name of registrant as specified in its charter)


            Delaware                   0-24393              13-3945947
  (State or other jurisdiction       (Commission          (IRS Employer
        of incorporation)            File Number)      Identification No.)


30 Ledgar Road, Balcatta, WA, Australia                        6021
(Address of principal executive offices)                    (Zip Code)

Registrant's Telephone Number, including the area code:  (+61) 8 9240-2836


(Former name or former address, if changed from last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Information A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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AURORA GOLD CORPORATION
-----------------------

Item 8.01 Other Events

Aurora Gold Corporation (the "Company", "Aurora Gold"), a mineral exploration company focusing on exploration and development in the Tapajos Gold Province, State of Para, Brazil, is pleased to announce significant drill intercepts from recent first pass drill testing of previously gained soil and rock chip anomalies.

Drill results from the Sao Domingos project confirm the potential of the large, gold in soil, anomalies tested. To date a total of 2,484m of drilling has been completed, of which approximately 70% of results have been received. Results show the area is highly mineralised and the significant intersections will be followed up and added to the geological model. Aurora Gold is confident that the Molly target is related to the Esmeril and Atacadao targets and that a new discovery has been made.

Initial significant intersections of first pass drilling include:

     The Molly target
-    FOFDD002            9293977N          607011E          190RL
     20m @ 2.8g/t gold from 60m
     Include copper grades at over 10,000ppm being re-assayed to get full % values

-    FOFDD003            9293977N          607092E          191RL
     6m   @ 7.3g/t   gold from 83m
     Include copper grades at over 10,000ppm being re-assayed to get full % values

     The Atacadao target
-    ATADD001            9289223N          604696E          226RL
     4m   @ 3.54g/t gold from 59m

     The Esmeril target
-    ESMDD002            9293891N          602498E          252RL
     12.6m  @ 1.70g/t gold from 49m

Numerous other wide intercepts of anomalous values, greater then 0.5g/t gold are recorded and the company is confident these will assist in the geological interpretation and for directing further drilling to intersect the high grade mineralised zones.

Drilling will continue to investigate the extent of the mineralised system and other anomalous soil targets. All drill targets were generated as follow up of the high gold grades in out crop sampling, and the anomalous zones from soil geochemistry conducted late 2005 and early 2006.

Aurora Gold has decided not to follow-up its preliminary exploration program on the Ouro Mil property and has decided not to exercise its option to acquire the property.

Aurora Gold has been, and is continuing to conduct various exploration including drilling, soil sampling, road construction, trenching, mapping and data review and interpretations.

 Aurora Gold is a mineral exploration company focusing on the exploration and development of its 5 exploration properties totalling 44,469 hectares in the Tapajos Gold Province, State of Para, Brazil. The


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project areas were selected due to their proximity to known gold occurrences and from historical records of gold production. The lithologies associated with the projects are similar to those that have proven to be the host of significant gold occurrences elsewhere in the Tapajos. Aurora Gold's stock trades on the following exchanges under the symbol "ARXG" on the NASD OTC Bulletin Board in the United States of America, under the symbols "A4G.FSE" and "A4G.ETR" on the Frankfurt Exchange and "A4G.BER" on the Berlin-Bremen Stock Exchanges in Germany.


Item 9.01     Financial Statements and Exhibits

(d)       Exhibits:

99.1 Aurora Gold Corporation news release issued October 18, 2006 and disseminated through the facilities of recognized newswire services.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AURORA GOLD CORPORATION


Date: October 18, 2006                  by: /s/ A. Cameron Richardson
      ----------------                      -------------------------
                                                A. Cameron Richardson
                                                CFO and Director


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